Exhibit 8.1

McDermott
Will & Emery

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                            October 24, 2007

Atlas Industries Holdings LLC
One Sound Shore Drive, Suite 302
Greenwich, CT 06830

Re:
Initial Public Offering of Atlas Industries Holdings LLC

Ladies and Gentlemen:

        We have acted as counsel to Atlas Industries Holdings LLC ("Atlas"), a Delaware limited liability company, in connection with the offering (the "Offering") of common shares representing limited liability company interests by Atlas, pursuant to a registration statement on Form S-1 (No. 333-142625) filed with the Securities and Exchange Commission (the "SEC") on May 4, 2007, as amended through the date hereof (the "Registration Statement"), under the Securities Act of 1933 (the "Securities Act").

        In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Third Amended and Restated Operating Agreement of Atlas Industries Holdings LLC filed as Exhibit 3.3 to the Registration Statement (the "LLC Agreement," and together with the Registration Statement, the "Documents"), and such other documents, certificates, records, and information provided to us by Atlas, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for our opinion set forth herein. We also have relied upon statements and representations made to us by representatives of Atlas.

        For purpose of this opinion, we have assumed that (i) the transactions contemplated by the Documents will be consummated in accordance with the terms and conditions of the Documents, and none of the material terms and conditions contained therein has been waived or modified in any respect; (ii) the statements and representations made to us by representatives of Atlas (orally and in writing) and the statements and representations set forth in the Documents and the other documents referred to herein accurately and completely describe all material facts relevant to the Offering and our opinion; (iii) any representation or other statement made to us by representatives of Atlas or in the Registration Statement, the LLC Agreement, or any other document referred to herein made "to the best of the knowledge" or similarly qualified is, in each case, correct without such qualification; (iv) no action has been, or will be, taken that is inconsistent with any representation or other statement made to us by representatives of Atlas or contained in the Registration Statement, the LLC Agreement, or any other document referred to herein; (v) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

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Atlas Industries Holdings LLC
October 24, 2007

        We have not independently verified all of the facts, representations, or covenants set forth in the Documents and the other documents referred to herein. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations, or other information on which we have relied in rendering our opinion is incorrect.

        Based on the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications set forth herein, it is our opinion that:

  1.
  At the closing of the Offering, Atlas will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership (within the meaning of section 7704 of the Internal Revenue Code of 1986, as amended) subject to tax as a corporation.

  2.
  Although the discussion set forth in the Registration Statement under the heading "Material U.S. Federal Income Tax Considerations" does not purport to discuss all possible U.S. federal income tax considerations of the purchase, ownership, and disposition of the common shares, such discussion, though general in nature, constitutes a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of common shares of Atlas, subject to the qualifications set forth therein.

        This opinion expresses our views only as to certain U.S. federal income tax consequences of the transactions contemplated by the Documents, and no opinion is expressed as to the tax consequences under non-U.S., state, or local tax laws or under U.S. federal tax laws other than those pertaining to income taxes. Our opinion is based on U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that this opinion, if contested, would be sustained by a court. Furthermore, the authorities on which we rely are subject to change either prospectively or retroactively, and any such change, or any variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusion stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any changes or new developments in U.S. federal income tax laws or the application or interpretation thereof.

        This opinion has been prepared for you in connection with the Offering. We express no opinion on any issue relating to Atlas or any investment therein, other than as expressly stated above. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to McDermott Will & Emery LLP under the captions "Risks Related to Taxation," "Material U.S. Federal Income Tax Considerations," and "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC.

                            Very truly yours,

                            /s/ McDermott Will & Emery LLP

                            MCDERMOTT WILL & EMERY LLP